                                                                    EXHIBIT 4.12

                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is executed this 4th day of October, 2002, by the Additional Guarantor (as herein after defined) and Wells Fargo Bank Minnesota, N. A., as Trustee (the "Trustee").

         WHEREAS, MATRIA HEALTHCARE, INC., a Delaware corporation, as issuer (the "Issuer") and certain of its wholly-owned subsidiaries listed on Exhibit A attached hereto (the "Existing Guarantors") have heretofore entered into an Indenture, dated as of July 9, 2001 (the "Original Indenture"), with the Trustee pursuant to which the Trustee acts as trustee for the Holders of the Issuer's 11% Senior Notes due 2008;

         WHEREAS, pursuant to the term of Article Ten of the Indenture, each Guarantor, by executing the Indenture, jointly and severally, unconditionally guarantees the Issuer's payment and performance obligations under the Indenture;

         WHEREAS, in accordance with Section 4.13 of the Original Indenture, the Restricted Subsidiary listed on Exhibit B attached hereto (the "Additional Guarantor") must execute supplements to the Original Indenture for the purpose of joining the Existing Guarantors as a Guarantor;

         WHEREAS, Section 4.13 of the Original Indenture permits the Additional Guarantor to execute supplements to the Original Indenture for the purpose of adding Guarantors; and

         WHEREAS, Section 4.13 also requires the Additional Guarantor to execute and deliver a notation of guarantee.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         Section 1. Definitions. All capitalized terms used in this Supplemental Indenture not defined herein shall have the meanings ascribed to them in the Original Indenture.

         Section 2.        Additional Guarantors.

                  (a) The Additional Guarantor is hereby added as a Guarantor with all of the obligations of a Guarantor as set forth in the Original Indenture, as amended and supplemented by this Supplemental Indenture.

                  (b) As further evidence of the Additional Guarantor's Note Guarantee, the Additional Guarantor shall execute and deliver along with this Supplemental Indenture a notation of guarantee, the form of which is attached hereto as Exhibit C, and shall have all of the obligations of a Guarantor thereunder.

         Section 3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but of all which together shall constitute one and the same document.

         Section 4. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

                            [signature pages follow]

         IN WITNESS WHEREOF, Quality Oncology, Inc. has caused this Supplemental Indenture to be duly executed all as of the date and year first above written.


                                      QUALITY ONCOLOGY, INC.



                                      By:
                                         --------------------------------------
                                         Name:  Parker H. Petit
                                         Title: Chairman of Board



                                      By:
                                         --------------------------------------
                                         Name:  Roberta L. McCaw
                                         Title: Vice President and Secretary


This Supplemental Indenture is hereby acknowledged and accepted this _____ day of October, 2002 by WELLS FARGO BANK MINNESOTA, N.A., as Trustee



By:
   -------------------------------------
   Name:
        --------------------------------
   Title:
         -------------------------------

                                    EXHIBIT A

                               EXISTING GUARANTORS

A.R. Medical Supplies, Inc.

Clinical-Management Systems, Inc.

Diabetes Acquisition, Inc.

Diabetes Management Solutions, Inc.

Diabetes Self Care, Inc.

Facet Technologies, L.L.C.

Gainor Medical Acquisition Company

Gainor Medical International, L.L.C.

Gainor Medical Direct, L.L.C.

Matria of New York, Inc.

National Reproductive Medical Centers, Inc.

Infertility Management Services, Inc.

PFCC Liquidation Corp.

PFCF Liquidation Corp.

PFMG Liquidation Corp.

Q Liquidation Corp.

Shared Care, Inc.

Matria Laboratories, Inc.

MarketRing.com, Inc.

                                    EXHIBIT B

                              ADDITIONAL GUARANTOR

Quality Oncology, Inc.

                                    EXHIBIT C

                         [attach notation of guarantee]

                              NOTATION OF GUARANTEE

         Each of the undersigned (the "Guarantor") hereby unconditionally guarantees, to the extent set forth in the Indenture dated July 9, 2001 by and among Matria Healthcare, Inc., as issuer, the Guarantors, as guarantors, and Wells Fargo Bank Minnesota, N.A., as Trustee (as amended, restated or supplemented from time to time, the (Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the 4th day of October, 2002.


                                     QUALITY ONCOLOGY, INC.



                                     By:
                                        ------------------------------------
                                        Name: Parker H. Petit
                                              Chairman of Board



                                     By:
                                        ------------------------------------
                                        Name: Roberta L. McCaw
                                              Vice President and Secretary